UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 15, 2008

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to Form 8-K is being filed to correct the date in the first line of the first and third paragraphs of the description of the employment agreement and compensation of James H. Allen, Jr.

Item 1.01.  Entry into a Material Definitive Agreement

On January 15, 2008, Sterling Construction Company, Inc. (the "Company") entered into employment agreements with each of Patrick T. Manning, Chairman and Chief Executive Officer; Joseph P. Harper, Sr., President & Chief Operating Officer; and James H. Allen, Jr., Senior Vice President & Chief Financial Officer.

Patrick T. Manning & Joseph P. Harper, Sr.  The employment agreements of Messrs. Manning and Harper are essentially identical.  They are effective as of July 19, 2007, the day following the expiration of their prior employment agreements, and they expire on December 31, 2010.  The agreements provide each of them with the following cash compensation:

•	A base salary of $365,000, payable in bi-weekly installments at the same time as other managers of the Company are paid.

•
A base deferred salary of $162,500, which is payable in a lump sum, but only if at the end of a given year the Company has achieved at least 75% of the EBITDA (which is defined below) budgeted for that year; and

•
An incentive bonus of up to $162,500. Sixty percent is payable only if at the end of a given year the Company has achieved or exceeded the budgeted earnings per share for that year, and up to forty percent is payable, based upon the extent, if at all, that the employee by year end has achieved his personal goals and objectives for that year.

The annual budget containing EBITDA and earnings per share goals for the year must have been approved by the Board of Directors of the Company, and both the setting of the personal goals and objectives and the extent of their achievement by year end are subject to the approval of the Compensation Committee of the Board of Directors.

Since Messrs. Manning and Harper were compensated for approximately half of calendar year 2007 under their prior employment agreements, the new employment agreements provide that if 75% of EBITDA budgeted for 2007 is achieved, the employee will receive approximately 54% of the EBITDA-related bonus payable to him under his former employment agreement and approximately 46% of the base deferred salary payable to him under the new employment agreement.  In addition, because the terms of the agreements were not finalized prior to the end of 2007, the portion of the incentive bonus for 2007 that would otherwise be based on the achievement of personal goals and objective, will be awarded, if at all, in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

For purposes of these employment agreements, EBITDA means the net income of the Company on a consolidated basis determined in accordance with generally accepted accounting principles for a given calendar year —

Plus	Interest expense for the period;
Plus	Depreciation and amortization expense for the period;
Plus	Federal and state income tax expense incurred for the period;
Plus	Extraordinary Items (to the extent negative) if any, for the period;
Minus	Extraordinary Items (to the extent positive) if any;
Minus	Interest income for the period; and
Minus	Any fees paid to non-employee directors.

In calculating EBITDA for a given year, appropriate and equitable adjustment will be made for any material changes in the Company’s business that occurred during the year, such as the acquisition of a business or the sale of a part of the business.  In calculating earnings per share, the issuance during the year of any shares of common stock for which a reserve had not been established when the budget was approved will be ignored.

The employment agreements of Messrs. Manning and Harper also contain the following terms and conditions:

•	Each is entitled to participate in the Company's health and other insurance plans to the same extent and on the same basis as other employees of the Company.

•
Each is entitled to so many days of vacation as he believes is appropriate in light of the needs of the business. This provision is retroactive to the beginning of 2007 and supersedes the vacation provisions of their prior employment agreements.

•	The Company is obligated to elect annually each employee to his current positions.

•
If either employee is terminated without cause, becomes permanently disabled, or if he resigns because the Company commits a material breach of a material term of his employment agreement and fails to cure the breach within 30 days, the Company is obligated to —

o	pay him his then current base salary for the balance of the term of the agreement or for twelve full calendar months, which ever period is longer;

o
to pay him a portion of the base deferred salary and incentive bonus that he would have earned had he remained an employee of the Company through the end of the calendar year in which his employment terminated, based on the number of days during the year that he was an employee; and

o
provide him with the same medical and dental coverage he had prior to the termination of his employment, provided that he pays the Company the annual premium for those benefits that would be payable under COBRA (less the COBRA administrative surcharge,) and the Company is obligated to reimburse him for those payments. To the extent that any medical or dental expense or in-kind benefits are taxable to the employee in a given year, the Company is obligated to reimburse them.

•
If either of Mr. Manning or Mr. Harper dies during the term of his agreement, the Company is obligated to pay him his salary then in effect through the date of his death and a portion of any base deferred salary and any incentive bonus that he would have earned had he remained an employee through the end of the calendar year in which his death occurred, based on the number of days during the year that he was an employee.

•
The Company may terminate either employee's employment for cause. Cause is defined generally as neglect of duties, gross negligence, an act of dishonesty, conviction of a crime; participation in an activity involving moral turpitude that is or could reasonably be expected to be injurious to the business or reputation of the Company, and immoderate use of alcohol and/or the use of non-prescribed narcotics that adversely and materially affects the performance of his duties.

•
Each employee has the right to resign his employment on 90 days prior written notice to the Company, in which case, if the Company achieves 75% of budgeted EBITDA for the year in which the resignation occurs, the Company is obligated to pay the employee a portion of his base deferred salary, based on the number of days during the year that he was an employee of the Company.

•
Each employee is prohibited from competing with the Company's business in Texas or in any other state in which the Company derives at least 10% of its revenues. This non-compete obligation remains in effect following the termination of his employment for twelve months or for the period, if any, during which the Company is obligated to continue to pay him his salary, whichever period is longer.

•
The Company is obligated to indemnify each employee in his capacity as a director, officer and/or employee of the Company and of any affiliate of the Company to the fullest extent permitted by the Company's charter, its by-laws and the laws of the State of Delaware and to provide coverage at the Company's expense under a standard form of directors and officers liability insurance policy.

•	Each employee is entitled upon the termination of his employment to purchase any insurance maintained by the Company for its own benefit on his life at its then cash surrender value.

James H. Allen, Jr.  Mr. Allen's agreement confirms the compensation package approved by the Compensation Committee on August 7, 2007, which the Company reported on a Form 8-K filed with the Securities and Exchange Commission on August 10, 2007.

Mr. Allen's agreement is effective as of July 16, 2007, the date he was hired by the Company, and expires on December 31, 2010.  The agreement provides him with a base annualized salary of $250,000, a base deferred salary of $75,000 and an incentive bonus of up to $75,000, all on the same terms and conditions as described above for Messrs. Manning and Harper, except that as a new employee, Mr. Allen's compensation is not pro rated based on a prior agreement.

The employment agreement references the five-year stock option that the Compensation Committee at a meeting held on August 7, 2007 granted to Mr. Allen to purchase 13,707 shares of the Company's common stock at a price of $18.99 per share, the closing price on that date on the NASDAQ Global Select Market.

Mr. Allen elected to continue the health plan in which he was participating before joining the Company, and in consideration for his doing so, the Company agrees to reimburse him up to $1,000 of the monthly premiums of that plan.  Mr. Allen's employment agreement entitles him to five weeks of paid vacation a year, and in the event of his death, his estate is entitled to be paid for accrued, but unused vacation time.

In all other material respects, including termination of employment and resignation, the terms of Mr. Allen's employment agreement are the same as the employment agreements of Messrs. Manning and Harper described above.

Item 9.01	Financial Statements and Other Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1#	Employment Agreement dated as of July 19, 2007 between Sterling Construction Company, Inc. and Patrick T. Manning (filed herewith)

10.2#	Employment Agreement dated as of July 19, 2007 between Sterling Construction Company, Inc. and Joseph P. Harper, Sr. (filed herewith)

10.3#	Employment Agreement dated as of July 16, 2007 between Sterling Construction Company, Inc. and James H. Allen, Jr. (filed herewith)

10.4#	Option Agreement dated August 7, 2007 between Sterling Construction Company, Inc. and James H. Allen, Jr. (filed herewith)
_________________
#  Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit No.	Description

10.1#	Employment Agreement dated as of July 19, 2007 between Sterling Construction Company, Inc. and Patrick T. Manning (filed herewith)

10.2#	Employment Agreement dated as of July 19, 2007 between Sterling Construction Company, Inc. and Joseph P. Harper, Sr. (filed herewith)

10.3#	Employment Agreement dated as of July 16, 2007 between Sterling Construction Company, Inc. and James H. Allen, Jr. (filed herewith)

10.4#	Option Agreement dated August 7, 2007 between Sterling Construction Company, Inc. and James H. Allen, Jr. (filed herewith)

_________________

# Management contract or compensatory plan or arrangement.
_________________________